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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  November 9, 2000


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

Delaware                              1-13071                  76-0625124
(State or Other               (Commission File Number)       (IRS Employer
 Jurisdiction of                                           Identification No.)
 Incorporation)

12001 North Houston Rosslyn                                       77086
Houston, Texas  77086                                           (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.    Other Events.

Hanover Compressor Company believes that the Wall Street consensus estimates of the company's earnings of $.89 per share for 2000 and $.28 per share for the fourth quarter of 2000 are realizable. This belief constitutes a forward-looking statement intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. This belief is based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission, including its most recent filings on Forms 10-K and 10-Q.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HANOVER COMPRESSOR COMPANY

Date: November 9, 2000            By:  /s/ Michael J. McGhan
                                        ---------------------
                                  Name:  Michael J. McGhan
                                  Title:  President and Chief Executive Officer